February 18, 1999


Las Vegas Entertainment Network, Inc.
1801 Century Park East, 23rd Floor
Los Angeles, California 90067


                Re:      Registration Statement on Form S-8 (the "Registration
 Statement")

Ladies and Gentlemen:

       You have requested our opinion as to the legality of the issuance, by you (the "Corporation"), of 2,085,000 shares of common stock, par value $.001 per share ("Shares").

       In giving this opinion, we have reviewed and examined:

                1.       The Certificate of Incorporation of the Corporation;

                2.       The Bylaws of the Corporation;

                3. Certain resolutions of the Board of Directors of the Corporation;

                4.       The Registration Statement;

                5. Such other matters as we have deemed relevant in order to form our opinion.

       In giving our opinion, we have assumed, without investigation, the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any documents or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

       Based upon the foregoing, we are of the opinion that the Shares to be offered, pursuant to the Registration Statement, if sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

       No opinion is expressed herein as to the application of state securities or Blue Sky laws.

       This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof, may be relied upon by, delivered to, or quoted, in whole or in part, to any governmental agency or other person without our prior written consent.

       Notwithstanding the above, we consent to the reference to our firm in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND

                                                      II-7

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